UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1
Exhibit 99.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2005, the stockholders of JDA Software Group, Inc. (the “Company”) adopted the Company’s 2005 Incentive Performance Plan (the “Incentive Plan”) as part of a revision of the Company’s overall compensation philosophy. The Company adopted this Incentive Plan to, among other things, increase the linkage between executive compensation and corporate performance and to make equity awards based upon achievement by the Company of annual operating goals, primarily net income.
     On August 18, 2006, our Board of Directors approved the Manugistics integration incentive plan under our Incentive Plan, to provide an incentive to further our integration of our acquisition of Manugistics Group, Inc. Members of management were subsequently notified of their participation under this plan.
     On March 13, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved awards of restricted stock units to certain employees of the Company, including to the executive officers listed below (the “RSU Awards”). One of the primary purposes of these grants and the size of the grants were to encourage employees to successfully integrate the Company’s acquisition of Manugistics Group, Inc., which occurred in the third quarter of 2006.

		Number of
		Restricted Stock
Participant	Title	Units
Hamish N. Brewer	President and Chief Executive Officer	74,626
Kristen L. Magnuson	Executive Vice President and Chief Financial Officer	37,313
Christopher Koziol	Chief Operating Officer	52,238
Philip Boland	Senior Vice President, Worldwide Consulting Services	22,388
G. Michael Bridge	Senior Vice President and General Counsel	22,388
Thomas Dziersk	Senior Vice President, Americas	22,388
Lori Mitchell-Keller	Senior Vice President, Product Management	14,925
David R. King	Senior Vice President, Product Development	14,295
Christopher J. Moore	Senior Vice President, Customer Support Solutions	14,295
Jeffrey Kissling	Senior Vice President, Technology Transition	7,547
Ronald Kubera	Senior Vice President, Supply Chain	7,462
Wayne J. Usie	Senior Vice President, Retail	7,462

	Total	297,327
     The closing price of the Company’s common stock on March 13, 2007 was $14.61. Each individual who received an RSU Award is referred to as a “Participant.”
     Each RSU Award represents the right of the Participant to receive, without payment of monetary consideration, on the vesting date, a number of shares of the Company’s common stock equal to the number of units vesting on such date. The RSU Awards provide for a combination of vesting based the passage of time and on a sliding scale tied to the Company’s performance in 2007 as compared to Company’s earnings goal for 2007. The sliding scale requires the Company to meet a minimum threshold before any RSU Award can begin to vest and up to a maximum goal for 2007, at which point the RSU Awards will have the potential for full vesting.

     The vesting of the RSU Awards are subject to acceleration in full in the event of a change in control of the Company so long as the Participant has been employed by the Company up to the date of the change in control. Generally, upon termination of employment, the vesting of the RSU Awards will cease. The form of 2007 Restricted Stock Unit Agreement and Notice of Grant of Restricted Stock Units for each of these RSU Awards are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference. The summaries described herein are qualified in their entirety by the terms and conditions set forth in the form of Restricted Stock Unit Agreement Notice of Grant of Restricted Stock Units, and Incentive Plan.
     Also on March 13, 2007, the Committee approved a 2007 cash commission plan for Mr. Dziersk based on the Company’s attainment in 2007 of certain software and hardware revenue targets for the Americas. If the Company meets those targets, Mr. Dziersk will be entitled to receive $275,000, and if the Company exceeds those targets, he will be eligible to receive an additional amount based on the Company’s performance in the Americas not subject to any cap.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Form of 2007 Restricted Stock Unit Agreement

99.2	Form of Notice of Grant of Restricted Stock Units

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: March 13, 2007	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer